UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 16, 2009

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Milton, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2009 Annual Meeting of Stockholders of Exide Technologies held on September 16, 2009, the Company's stockholders approved the Exide Technologies 2009 Stock Incentive Plan (the "Plan"). The Company's Board of Directors had previously approved the Plan on June 3, 2009, subject to the approval of its stockholders. Subject to adjustments as provided in the Plan, the maximum number of shares of the Company's common stock that may be issued under the Plan is 4,000,000 shares.

A more detailed description of the terms of the Plan can be found in the Company's definitive Proxy Statement on Schedule 14A, in the section of the Proxy Statement entitled "Item 2: A Proposal to Approve the Exide Technologies 2009 Stock Incentive Plan," which was filed with the Securities and Exchange Commission on July 24, 2009, and is incorporated by reference herein. The foregoing summary and the summary incorporated by reference from the Proxy Statement are qualified in their entirety by the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events.

On September 16, 2009, the Board of Directors elected to voluntarily reduce by 10% their Board and committee chair quarterly cash retainer fees for the six-month period beginning October 1, 2009. The Board took the action in support of the salary reductions for certain corporate officers previously disclosed in the Report on Form 8-K filed on August 31, 2009.

Item 9.01 Financial Statements and Exhibits.

Exide Technologies 2009 Stock Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

September 21, 2009	By:	/s/ Phillip A. Damaska

Name: / Phillip A. Damaska
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Exide Technologies 2009 Stock Incentive Plan